SCHEDULE 14A
 (RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
 THE SECURITIES EXCHANGE ACT OF 1934
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Filed by a Party other than the Registrant  ☒
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☐           Preliminary Proxy Statement
☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☐           Definitive Proxy Statement
☐           Definitive Additional Materials
☒           Soliciting Material Under Rule 14a-12
CONSOLIDATED-TOMOKA LAND CO.
(Name of Registrant as Specified in Its Charter)

WINTERGREEN PARTNERS FUND, LP WINTERGREEN ADVISERS, LLC DAVID J. WINTERS ELIZABETH N. COHERNOUR EVAN H. HO
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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The following press release was issued by Wintergreen Advisers, LLC on January 25, 2018.

WINTERGREEN ADVISERS CONTACTED BY PARTIES INDICATING INTEREST IN DAYTONA BASED CONSOLIDATED-TOMOKA LAND CO.

WINTERGREEN SUPPORTS EVALUATING ALL OPTIONS, INCLUDING A SALE OR LIQUIDATION TO MAXIMIZE SHAREHOLDER VALUE

January 25, 2018 9:00 AM Eastern Standard Time

MOUNTAIN LAKES, N.J.—(BUSINESS WIRE) During the last 30 days, Wintergreen Advisers, LLC ("Wintergreen") has received two unsolicited indications of interest in Consolidated-Tomoka Land Co. ("CTO", NYSE American: CTO).  Wintergreen has referred both parties to CTO's Board of Directors.  Wintergreen also believes that multiple parties plan to tour CTO's Daytona Beach properties later this week, and a recently filed Schedule 13G reports a new 5% shareholder of CTO.

Wintergreen strongly believes that these indications of interest, along with recent changes to Federal Tax Law, and the possibility of upcoming interest rate hikes, show that this is an ideal time for CTO to immediately and vigorously pursue these opportunities and any others that present themselves as well as taking steps in accord with the Wintergreen proxy proposal to take steps to narrow the discount between NAV and CTO's share price by hiring an independent, previously unaffiliated, adviser to maximize shareholder value by evaluating all options for CTO, including through a sale of CTO or through the liquidation of CTO's assets, even in advance of the upcoming shareholder meeting.

ADDITIONAL INFORMATION

Wintergreen Advisers, LLC and the other Participants named herein intend to file a preliminary proxy statement and accompanying proxy card with the SEC to be used to solicit votes for the election of its slate of highly-qualified director nominees at Consolidated-Tomoka Land Co.'s (the "Company") 2018 annual meeting of shareholders.

WINTERGREEN ADVISERS, LLC STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The "Participants" in the proxy solicitation are Wintergreen Partners Fund, LP, Wintergreen Advisers, LLC, David J. Winters, Elizabeth N. Cohernour and Evan H. Ho.

Contacts:

Wintergreen Advisers, LLC
973-263-4500
press@wintergreenadvisers.com

or

Brian Ruby
ICR
WintergreenPR@icrinc.com